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                                                                     Exhibit 5



               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                January 28, 2000

dreamlife, inc.
425 West 15th St., Floor 3R
New York, New York  10011

                  Re:      dreamlife, inc.
                           REGISTRATION STATEMENT ON FORM S-3

                  We have acted as counsel to dreamlife, inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,843,270 shares of common stock of the Company, par value $0.01 per share (the "Shares"), proposed to be sold from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders") on Form S-3 (the "Registration Statement").

                  We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and a certificate of an officer of the Company dated the date hereof. Based on such review, we are of the opinion that the Shares, when sold by the selling stockholders in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                         Very truly yours,

                                         /s/ Orrick, Herrington & Sutcliffe LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP